Exhibit 99.1

RegeneRx Biopharmaceuticals Inc. 15245 Shady Grove Road, Suite 470 Rockville, Maryland 20850	PHONE 301.208.9191 FAX 301.208.9194 WEB www.regenerx.com

RegeneRx Expects to Complete Short-Term Financing While Awaiting Completion of Phase 3 Clinical Trial for Dry Eye Syndrome

ROCKVILLE, Md. (October 12, 2020) – RegeneRx Biopharmaceuticals, Inc. (OTCQB: RGRX) (“RegeneRx”), a clinical-stage drug development company focused on tissue protection, repair and regeneration announced that it has verbally agreed to a short-term financing transaction with one of its major stockholders, and members of its board of directors and management. The funding will provide working capital through the first quarter of 2021 and while we await the completion of our phase 3 dry eye clinical trial (ARISE-3) expected later this year. Patient enrollment in the ARISE-3 trial, sponsored by our U.S. joint venture, ReGenTree LLC, was delayed by several months due to the COVID-19 virus.

Due to lower cash use than projected, the Company currently has sufficient capital to operate through October, 2020. The Company will disclose pertinent information related to the financing when the contemplated transaction is completed. While the Company expects the transaction to be completed shortly, there is no guarantee that it can be completed by October 31 or at all.

“We have been working diligently to secure financing for operations with a number of potential investors during a very challenging COVID situation and have been fortunate to have been able to reduce our cash use and extend our runway. I believe we should be able to consummate the currently contemplated transaction over the next week or so and strengthen our cash position while we await the completion and results of ARISE-3. Once we receive a readout from ARISE-3, we can determine how to proceed with any additional financings as well as other strategic options,” stated J.J. Finkelstein, President and Chief Executive.

About RegeneRx Biopharmaceuticals, Inc.  (www.regenerx.com)

RegeneRx is focused on the development of novel therapeutic peptides, including Thymosin beta 4 (Tβ4) and its constituent fragments, for tissue and organ protection, repair, and regeneration. RegeneRx currently has three drug candidates in clinical development for ophthalmic, cardiac/TBI and dermal indications, four active strategic licensing agreements in the U.S., China, and Pan Asia (Korea, Japan, and Australia, among others), and the EU, and has patents and patent applications covering its products in many countries throughout the world. RGN-259, the Company’s ophthalmic eye drop, is currently in phase 3 development in the U.S. for dry eye syndrome and neurotrophic keratitis. The Company is also considering initiating a program to evaluate RGN-352, an injectable formulation of Tβ4 for the treatment of patients with COVID-19, if it is able to obtain the requisite funding. The Company previously successfully completed phase 1 with RGN-352.

Forward Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, but are not limited to, financial condition and funding initiatives, competitive products, status of clinical trials, regulatory applications and approvals, the development and value of our drug candidates, and the use of our drug candidates to treat various conditions. All forward-looking statements are expectations and estimates based upon information obtained and calculated by the Company at this time and are subject to change. Moreover, there is no guarantee any financing initiative or clinical trial will be successful and confirm previous clinical results. Please view these and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2019, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this shareholder letter represent the Company’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

For RegeneRx:

Lori Herman

301.208.9191

las@regenerx.com